UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

CHILCO RIVER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-50911 (Commission File Number)	98-0419129 (IRS Employer Identification No.)

355 Lemon Ave., Suite C

Walnut, CA 91789

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (909) 869-7933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 19, 2007, the registrant, Chilco River Holdings, Inc., entered into a placement agent agreement (the “Agency Agreement”) with Chung Lien Investment Management Limited, a Hong Kong corporation (“Chung Lien”), by which the registrant engages Chung Lien as advisor and placement agent to raise funds from investors of up to $10,000,000 by June 30, 2007 (the “Offering”).

Pursuant to the Agency Agreement, the registrant agreed to (1) pay Chung Lien compensation fee in an amount equal to 8% of the aggregate gross proceeds raised by Chung Lien and received by the registrant (the “Agent Commissions”); (2) issue to Chung Lien warrants exercisable for a term of five years to purchase up to 1,500,000 shares of common stock of the Corporation at $0.45 per share, subject to terms and conditions of a form of Warrant (the “Warrants”); (3) reimburse expenses incurred by Chung Lien in connection with the Offering up to $30,000 (the “Expense Reimbursement”); (4) deposit $250,000 in a segregated account at a financing institution designated by Chung Lien for the sole purpose of funding any losses due to currency fluctuations resulting from funds in Chinese currency held by Chung Lien on behalf of other investors from the date of receipt of such funds and the closing date of the Offering (the “Currency Deposit”); and (5) file a registration statement for common shares issuable upon exercise of the Warrants within 90 days after the signing of the Agency Agreement. In addition, the registrant agreed not to offer its common stock in any financing transaction at a price lower than $0.75 per share before June 30, 2007.

On April 19, 2007, the registrant entered into a subscription agreement (the “Subscription Agreement”) with Chung Lien, under which the registrant, in consideration of $1,000,000, issued a five-year convertible debenture in the principal amount of $1,000,000 bearing an 11% annual interest rate, and convertible into shares of common stock of the registrant at the greater of $0.75 per share or 70% of the five-day average market trading price of the common stock of the registrant immediately preceding the date of conversion. The principal and interest payments are due on a monthly basis beginning on April 19, 2007. The registrant also agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the debenture no later than September 30, 2007. The registrant may prepay in cash or common stock all or portion of the debenture at any time prior to the maturity date without penalty. Tom Liu (the registrant’s Chief Executive Officer) and David Liu, two shareholders of the registrant, each pledged 600,000 shares of common stock, a total of 1,200,000 shares of common stock, to secure the repayment of the debenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The offering of convertible debenture and issuance of the Warrants were conducted by the Company in an offshore transaction pursuant to an exemption from registration available under Rule 903 of Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The securities are “restricted securities” as defined under Rule 144 of the Securities Act.

Item 7.01. Regulation FD

The registrant issued a press release on April 20, 2007 with respect the transaction with Chung Lien. The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 7.01.

Item 9.01. Financial Statements and Exhibits

Copies of the forms of the Placement Agent Agreement, the Subscription Agreement, the Convertible Debenture, the Warrants and the press release are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

1.	Form of Placement Agent Agreement dated April 19, 2007 with Chung Lien Investment Management Limited.

2.	Form of Subscription Agreement dated April 19, 2007 by Chung Lien Investment Management Limited.

3.	Form of Convertible Debenture dated April 19, 2007 issued to Chung Lien Investment Management Limited.

4.	Form of Warrants dated April 19, 2007 issued to Chung Lien Investment Management Limited.

5.	Press release dated April 20, 2007.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHILCO RIVER HOLDINGS, INC. (Registrant)

Date: April 25, 2007	By: /s/ Tom Liu Tom Liu Chief Executive Officer